Exhibit 5.1

Yoshitsu Co., Ltd

Harumi Building, 2-5-9 Kotobashi,

Sumida-ku, Tokyo 130-0022

Japan

August 22, 2024

Yoshitsu Co., Ltd (the “Company”) – Exhibit 5.1

We have acted as Japanese legal counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) relating to the registration of up to an aggregate of 5,970,152 ordinary shares of the Company (the “Ordinary Shares”) represented by American depositary shares (the “ADSs”), each representing one Ordinary Share, issuable upon exercise of the warrants (the “January 2024 Warrants”) the Company issued to the investors in a private placement concurrent with a registered direct offering on January 30, 2024, to purchase up to an aggregate of 5,970,152 ADSs at an exercise price of $0.67 per share.

City-Yuwa Partners

2-2-2 Marunouchi, Chiyoda-ku

Tokyo 100-0005, Japan

TEL: +81-3-6212-5500

FAX: +81-3-6212-5700

city-yuwa.com

A list of Partners may be inspected on our website.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Ordinary Shares.

Unless a contrary intention appears, all capitalized terms used in this opinion have the respective meanings set forth in the Documents (as defined herein). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies or drafts of the following documents (the “Documents”):

(a)	an official certificate of all matters recorded in the commercial register of the Company dated as of August 7, 2024;

(b)	the Articles of Incorporation of the Company effective as of October 19, 2021 (the “Articles”);

(c)	the Registration Statement; and

(d)	such agreements and other certificates and corporate and other records and documents of the Company and such other matters, documents and records, and considered such questions of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

Having examined the above documents and having regard to the relevant laws of Japan as of the date hereof to the extent that they are applicable, and subject to the assumptions, qualifications and limitations set out herein, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as a stock company and is validly existing and in good standing.

Issuance of Shares

(b)	The Ordinary Shares have been duly and validly authorized, and when the Ordinary Shares are issued and are delivered in exchange for payment of the consideration in accordance with the terms of the January 2024 Warrants, in the manner and on the terms and conditions described in the January 2024 Warrants and in accordance with the proceedings described therein, all the Ordinary Shares will be duly and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of Japan, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than Japan;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies with respect to the Registration Statement, and any other agreements into which the Company may have entered or any other documents.

4.2	In this opinion, the phrase “in good standing” means only that as of the date of this opinion the Company is up-to-date with the registration requirements of the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any registration that it may be required to make under the laws of Japan other than the Companies Act of Japan.

4.3	In this opinion the phrase “non-assessable” means, with respect to the Ordinary Shares, that a shareholder of the Company shall not, by virtue of its status as a shareholder of the Company, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as the circumstances involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstances in which a court of competent jurisdiction may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of Japan;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in Japan at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Japan legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Ordinary Shares while the Registration Statement is effective.

Yours faithfully

/s/ Yusuke Tani

SCHEDULE 1

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Documents is accurate and complete as at the date of this opinion.

5	The form and terms of any and all Ordinary Shares, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Articles then in effect nor any applicable law, regulation, order or decree in Japan.

6	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than Japan. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than Japan will not adversely affect the capacity or authority of the Company.

7	All necessary corporate action will be taken to authorize and approve any issuance of Ordinary Shares and the terms of the offering of such Ordinary Shares thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

Yusuke Tani
Attorney at Law, City-Yuwa Partners

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